UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

B of I HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXHIBIT 10.3 – 2004 Stock Incentive Plan - Form of Restricted Stock Unit Award and Agreement

Item 1.01 – Entry into a Material Definitive Agreement

Non-employee Director Restricted Stock Unit Grants and Board Retainer Payments

On August 21, 2008, the Board of Directors of BofI Holding, Inc. (the “Company”) approved the recommendations of the Compensation Committee to 1) grant outside directors restricted stock units under the 2004 Stock Incentive Plan and 2) increase cash retainers for board service. The number of shares for each grant and the new cash retainer amount awarded to each of the non-employee directors is as follows:

Director	Restricted Stock Award - No of Shares	Annual Cash Retainer Payments
Jerry F. Englert Chairman of the Board of Directors	5,000	$55,000
Theodore C. Allrich Vice Chairman of the Board of Directors	4,600	$40,000
Paul Grinberg Audit Committee Chairman & Director	4,600	$50,000
Gordon L. Witter Compensation Committee Chairman & Director	4,000	$40,000
J. Gary Burke Director	3,600	$30,000
Michael A. Chipman Director	3,600	$30,000
Thomas J. Pancheri Director	3,600	$30,000
Connie M. Paulus Director	3,600	$30,000

The restricted stock units granted to the directors have a value of $6.02 per share, which was the closing price on the grant date of August 21, 2008. All restricted stock unit awards above, except those granted to Mr. Grinberg, vest over three years, one-third on each anniversary date of the grant. Mr. Grinberg’s award vests one-third on each of three dates: September 21, 2009, August 21, 2010 and August 21, 2011. The new annual cash retainer will be effective September 1, 2008 and will be paid in monthly installments.

A form of the Restricted Stock Unit Award and Agreement is attached as an Exhibit to this Current Report and is incorporated herein by reference.

Completion of Preferred Stock Offering

B of I Holding, Inc. entered into subscription agreements (“Subscription Agreements”) in connection with the private placement of up to $14 million in aggregate liquidation amount of a newly created class of its preferred stock, the Series B – 8% Cumulative Convertible Nonparticipating Perpetual Preferred Stock,( the “Preferred Stock”) of the Company. The Company announced the offering in its 8-K Current Report filed on June 30, 2008. On August 22, 2008, the Company concluded its Preferred Stock offering.

The Preferred Stock offer was a private placement made to accredited investors, directors and officers evidenced by a Subscription Agreement, which was filed as Exhibit 1.01 to the Company’s 8-K Current Report dated June 30, 2008. The Preferred Stock offering opened on June 24, 2008 and the last transaction concluded on August 22, 2008. The total Preferred Stock issued in June, July and August of 2008 was $4,790,000 in aggregate liquidation amount.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated into this Item by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.3	2004 Stock Incentive Plan - Form of Restricted Stock Unit Award and Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOFI Holding, Inc.

By:	/s/ Gregory Garrabrants
Gregory Garrabrants
Chief Executive Officer

Date: August 27, 2008

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